UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 29, 2011	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
 (Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1135 Terminal Way, Suite 207B Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation

On August 1, 2011 Infrastructure Materials Corp. (the “Company”) filed with the Secretary of State of the State of Delaware a certificate of amendment (the “Amendment”) to the Company’s certificate of incorporation. The Amendment increased the number of authorized shares of the Company’s common stock, par value $0.0001, from 100,000,000 to 500,000,000. The Amendment was approved by the shareholders of the Company on July 29, 2011 at the annual meeting of shareholders, further discussed in Item 5.07 herein.

Item 5.07                      Submissions of Matters to a Vote of Security Holders

On July 29, 2011 the Company held an annual meeting of shareholders. At the meeting, the shareholders of the Company (1) elected all five (5) of the Company’s director nominees, (2) approved and adopted the Amendment increasing the number of authorized shares of common stock of the Company, (3) approved the adoption of the Company’s new stock option plan (the “New Plan”) and (4) ratified the appointment of Schwartz Levitsky Feldman LLP as the Company’s independent registered public accounting firm for the fiscal year ended June 30, 2011.

The following is a tabulation of the votes for each individual director nominee.

Director	For	Against	Abstain	Withheld
Todd Montgomery	38,802,275	0	0	105,854
Mason Douglas	38,802,275	0	0	105,854
Brent Walter	38,802,275	0	0	105,854
Joseph Montgomery	38,802,275	0	0	105,854
Randal Ludwar	38,802,275	0	0	105,854

The following is a tabulation of the votes for each of the following: the approval and adoption of the Amendment, the approval and adoption of the New Plan, and the ratification of the appointment of Schwartz Levitsky Feldman LLP.

Item Approved	For	Against	Abstain
The Amendment	43,318,068	335,524	0
The New Stock Option Plan	38,788,025	120,104	0
Ratification of the Independent Auditors	43,549,773	103,818	0

Item 9.01                      Financial Statements and Exhibits

(a)         Financial Statements of Business Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)         Shell Company Transaction.

Not applicable.

(d)         Exhibits.

3.1	Certificate of Amendment of the Certificate of Incorporation of Infrastructure Materials Corp., dated as of July 29, 2011 and filed with the Delaware Secretary of State on August 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

August 3, 2011		/s/ Anne Macko
	Name:	Anne Macko
	Title:	Secretary